Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Privia Health Group, Inc. of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Privia Health Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

November 7, 2024